    As filed with the Securities and Exchange Commission on October  , 1998

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           HANOVER COMPRESSOR COMPANY
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                      75-2344249
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                           12001 NORTH HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086
   (Address, including zip code, of registrant's principal executive offices)

                          1992 STOCK COMPENSATION PLAN
                        1993 MANAGEMENT STOCK OPTION PLAN
                     1993 SENIOR EXECUTIVE STOCK OPTION PLAN
   1995 AMENDED AND RESTATED HANOVER COMPRESSOR COMPANY INCENTIVE OPTION PLAN
                           1995 MANAGEMENT OPTION PLAN
                         1995 EMPLOYEE STOCK OPTION PLAN
                         1996 EMPLOYEE STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                             1998 STOCK OPTION PLAN
                            (Full title of the plans)
                         ------------------------------

                                    Copy to:

                                MICHAEL J. McGHAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           HANOVER COMPRESSOR COMPANY
                           12001 NORTH HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086
                                 (281) 447-8787
 (Name, address and telephone number, including area code of agent for service)

                             RICHARD S. MELLER, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60602
                                 (312) 269-8000


                  CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed maximum     Proposed maximum
                                             Amount to be       offering price per   aggregate offering      Amount of registration
Title of securities to be registered        registered (1)           share (3)            price (3)                    fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share    2,945,534 shares (2)       $21.94             $64,625,016               $19,064.38
-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such indeterminate number of shares of the Registrant's Common Stock as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) 14,931 of such shares are issuable upon the exercise of outstanding options granted under the 1992 Stock Compensation Plan; 373,591 of such shares are issuable upon the exercise of outstanding options granted under the 1993 Management Stock Option Plan; 306,732 of such shares are issuable upon the exercise of outstanding options under the 1993 Senior Executive Stock Option Plan; 1,336,740 of such shares are issuable upon the exercise of outstanding options under the 1995 Amended and Restated Hanover Compressor Company Incentive Option Plan; 106,646 of such shares are issuable upon the exercise of outstanding options granted under the 1995 Senior Executive Stock Option Plan; 8,584 of such shares are issuable upon the exercise of outstanding options granted under the 1995 Management Option Plan; 89,476 of such shares are issuable upon the exercise of outstanding options granted under the 1995 Employee Option Plan; 51,086 of such shares are issuable upon the exercise of outstanding options granted under the 1996 Employee Stock Option Plan; 798,778 of such shares are issuable upon the exercise of outstanding options under the 1997 Stock Option Plan and 165,702 of such shares are issuable upon the exercise of outstanding options under the 1998 Stock Option Plan.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices ($21.94) of the Registrant's Common Stock as reported on The New York Stock Exchange Composite Tape on October 19, 1998.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.*






--------
   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

                  a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K") filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  b. The quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the Form 8-K for July 22, 1998 filed by the Registrant pursuant under the Exchange Act; and

                  c. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-13071), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of the Registrant's Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement or information contained herein or in any document all or part of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby is being passed upon for the Company and the Selling Stockholders by Neal, Gerber & Eisenberg, Chicago, Illinois. Richard S. Meller, the Secretary of the Company, is a partner of Neal, Gerber & Eisenberg, the Company's legal counsel. In addition, certain partners of, and attorneys associated with and/or of counsel to Neal, Gerber & Eisenberg beneficially own shares of the Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director of officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action; provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of Delaware provides for the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

         The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers and advance expenses incurred by its directors and officer in defending any civil, commercial, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Delaware law.

         The Company has also entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and By-laws. These agreements, among other things, will indemnify the Company's directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

         The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         The shares of Common Stock issued under the Plans have been issued without registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act.

ITEM 8.   EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933, as amended;

                        (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect
                   to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officer and controlling persons of the Registrant pursuant to the provisions described in
Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on October 19, 1998.

                                            HANOVER COMPRESSOR COMPANY,
                                            a Delaware corporation


                                            By: /s/ MICHAEL J. MCGHAN
                                                --------------------------------
                                                   Michael J. McGhan
                                                   President and Chief
                                                   Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. O'Connor, Michael J. McGhan, Curtis Bedrich, William S. Goldberg, and Richard S. Meller, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement, and any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, and generally to do all such things in his name and behalf in any and all capacities to enable Hanover Compressor Company to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAS BEEN SIGNED ON OCTOBER 19, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

           Signature                        Title
           ---------                        -----
/s/ MICHAEL J. MCGHAN                       President and Chief Executive
-----------------------------               Officer (Principal Executive) Officer) and Director
Michael J. McGhan

/s/ CURTIS BEDRICH                          Chief Financial Officer and
-----------------------------               Treasurer (Principal Financial and Accounting Officer)
Curtis Bedrich

/s/ TED COLLINS, JR.                        Director
-----------------------------
Ted Collins, Jr.

/s/ ROBERT R. FURGASON                      Director
-----------------------------
Robert R. Furgason

/s/ WILLIAM S. GOLDBERG                     Director
-----------------------------
William S. Goldberg

/s/ CARL M. KOUPAL, JR.                     Director
-----------------------------
Carl M. Koupal, Jr.

/s/ MELVYN N. KLEIN                         Director
-----------------------------
Melvyn N. Klein

/s/ MICHAEL A. O'CONNOR                     Director
-----------------------------
Michael A. O'Connor

/s/ ALVIN V. SHOEMAKER                      Director
-----------------------------
Alvin V. Shoemaker


By: /s/ MICHAEL J. MCGHAN
    -----------------------------
       Michael J. McGhan
       under power of attorney

                                INDEX TO EXHIBITS

EXHIBIT NO.       DESCRIPTION
-----------       -----------
   4.1            Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.1 to the
                  Registration Statement (File No. 333-27953) on Form S-1, as
                  amended, filed by Hanover Compressor Company under the
                  Securities Act of 1933, as amended (the "S-1")
   4.2            Amended and Restated By-Laws of the Company (Incorporated by
                  reference to Exhibit 3.2 to the S-1)
   4.3            Certificate of Amendment of Certificate of Incorporation of
                  the Company filed March 8, 1996 (Incorporated by reference to
                  Exhibit 3.3 to the S-1)
   4.4            Second Certificate of Amendment of Certificate of
                  Incorporation of the Company filed June 24, 1992 (incorporated by reference to Exhibit 3.4 to the S-1)
   4.9*           Second Amended and Restated Pledge Agreement, dated as of
                  December 19, 1995, made by Hanover Compressor Company in favor of The Chase Manhattan Bank (formerly known as Chemical Bank)
                  as Collateral Trustee
   4.10*          Form of Warrant Agreement
   4.11*          Specimen Stock Certificate
   4.12*          Form of Second Amended and Restated Stockholders Agreement of
                  Hanover Compressor Company dated as of June, 1997
   4.13*          Form of Amended and Restated Stockholders Agreement (JEDI)
                  May, 1997
   4.14*          Form of Amended and Restated Stockholders Agreement (Westar
                  Capital, Inc.) dated as of May, 1997
   4.15*          Form of Amended and Restated Stockholders Agreement (HEHC)
                  dated as of May, 1997
   5.1            Opinion of Neal, Gerber & Eisenberg, counsel to Hanover
   23.1           Consent of PricewaterhouseCoopers LLP
   23.2           Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1)
   24.1           Powers of Attorney (included on the signature pages to the
                  Registration Statement)

     * Incorporated by reference to the corresponding numbered Exhibit to the S-1.